EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-3 (No. 333-68834) of our report dated April 2, 2001 relating to the financial statements, which appears in E-LOAN's Annual Report on Form 10-K, Amendment No. 2, for the year ended December 31, 2000. We also consent to the references to us under the headings "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP



San Francisco, California
January 31, 2002




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